Exhibit 99.1

Startek Reports Quarterly Financial Results

GREENWOOD VILLAGE, CO - August 7, 2019 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management solutions, is reporting financial results for the quarter ended June 30, 2019.

Financial Results

The results presented for the quarter ended June 30, 2019 and March 31, 2019 include both Startek and Aegis financial results. As a result of the reverse acquisition accounting for the Startek and Aegis business combination on July 20, 2018, the results presented for the quarter ended June 30, 2018 include only Aegis financial results.

Total revenue for the quarter was $160.6 million compared to $161.1 million in the quarter ended March 31, 2019, and was up 45% compared to $110.2 million in the quarter ended June 30, 2018.

Gross profit for the quarter increased slightly to $27.6 million compared to $27.2 million in the quarter ended March 31, 2019, and was up 63% compared to $16.9 million in the quarter ended June 30, 2018.

Gross margin increased 30 basis points to 17.2% during the quarter compared to 16.9% in the quarter ended March 31, 2019, and increased 190 basis points compared to 15.3% in the quarter ended June 30, 2018.

Selling, general and administrative (SG&A) expenses were $24.9 million compared to $24.1 million in the quarter ended March 31, 2019, and $15.3 million in the year-ago quarter. As a percentage of revenue, SG&A was 15.5% compared to 14.9% in the quarter ended March 31, 2019 and 13.8% in the year-ago quarter.

Net loss attributable to Startek shareholders for the quarter was $3.6 million or $(0.10) per share, compared to a net loss of $3.3 million or $(0.09) per share in the quarter ended March 31, 2019, and a net loss of $3.7 million or $(0.18) per share in the year-ago quarter.

Adjusted EBITDA* for the quarter increased slightly to $11.0 million compared to $10.9 million in the quarter ended March 31, 2019. Adjusted EBITDA for the year-ago quarter was $6.4 million.

*A non-GAAP measure defined below.

Management Commentary

“We generated better than expected results during the second quarter as we continued to drive growth within our current client base, while ramping several new clients across multiple geographies,” said Lance Rosenzweig, president & global CEO of Startek. “We also maintained our track record of expanding gross margins every quarter since the business combination with Aegis in July 2018. The second quarter was especially impressive given the seasonality in our business, which typically calls for a sequential step back from Q1.

“Further, at the end of the quarter, Startek was added to the Russell 2000® Index as part of the Russell Indexes’ annual reconstitution, which we expect to provide increased awareness to the broader investment community going forward.

“As I reflect on the completion of our first year as a combined company with Aegis, I am very proud of the work our team has accomplished to integrate the businesses and drive both cost and revenue synergies. We have executed on our client diversification strategy by consistently targeting high-growth verticals, while implementing a new client-centric management model that has been very well-received by our clients. Today, Startek is positioned as a premium provider in customer experience management.

“Subsequent to the quarter, we announced an exciting new addition to our global leadership team as we appointed Rajiv Ahuja to Global Chief Operating Officer. Rajiv is a proven leader with decades of experience in delivering best-in-class customer solutions for some of the largest and most recognizable companies in the world, and we look forward to leveraging his insights as we continue to instill a tech-enabled and collaborative culture at Startek.”

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its quarterly financial results. The conference call will be followed by a question and answer period.

Date: Wednesday, August 7, 2019

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 2647069

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will also be broadcast live and available for replay here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 14, 2019.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 2647069

About Startek

Startek is a leading global provider of business process outsourcing solutions. The company provides customer experience management, back office and technology services to corporations around the world across a range of industries. Operating under the Startek and Aegis brands, the company has more than 45,000 outsourcing experts across 54 delivery campuses worldwide that are committed to enhancing the customer experience for clients. Services include omnichannel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com .

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-KT for the fiscal year ended December 31, 2018, as filed with the SEC on March 14, 2019, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

(949) 574-3860

investor@startek.com

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$161,283	$110,223	$322,425	$225,318
Warrant contra revenue	$(730)	$-	$(730)	$-
Net Revenue	$160,553	$110,223	$321,695	$225,318
Cost of services	132,993	93,340	266,921	187,278
Gross profit	27,560	16,883	54,774	38,040
Selling, general and administrative expenses	24,936	15,257	49,015	29,663
Restructuring and other merger related cost	746	-	1,839	6,257
Operating income	1,878	1,626	3,920	2,120
Share of profit of associates	662	(25)	1,003	39
Interest expense, net	(4,026)	(3,273)	(8,492)	(7,402)
Exchange gain / (losses), net	14	(1,868)	(677)	(3,146)
Loss before income taxes	(1,472)	(3,540)	(4,246)	(8,389)
Income tax expense	730	234	1,113	565
Net loss	$(2,202)	$(3,774)	$(5,359)	$(8,954)
Net income/(loss) attributable to non-controlling interests	1,392	(66)	1,581	906
Net loss attributable to Startek shareholders	(3,594)	(3,708)	(6,940)	(9,860)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	32	(2,518)	599	(3,185)
Change in fair value of derivative instruments	413	-	348	-
Pension amortization	(236)	(483)	(60)	(780)
Comprehensive loss	$(1,993)	$(6,775)	$(4,472)	$(12,919)
Comprehensive income attributable to non-controlling interests	1,281	(284)	1,556	549
Comprehensive loss attributable to Startek shareholders	(3,274)	(6,491)	(6,028)	(13,468)

Net loss per common share - basic and diluted	$(0.10)	$(0.18)	$(0.18)	$(0.48)
Weighted average common shares outstanding - basic and diluted	37,779	20,600	37,779	20,600

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of June 30,	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$15,452	$16,617
Restricted cash	10,456	7,952
Trade accounts receivable, net	107,646	107,836
Unbilled Revenue	49,265	42,135
Prepaid and other current assets	17,567	18,850
Total current assets	$200,386	$193,390
Property, plant and equipment, net	39,638	42,242
Operating lease Right-of-use assets	72,079	-
Intangible assets, net	116,026	121,336
Goodwill	226,505	225,450
Investment in associates	1,767	2,097
Deferred tax assets, net	6,116	5,048
Prepaid expenses and other non-current assets	18,153	15,076
Total assets	$680,670	$604,639
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$24,810	$26,886
Accrued expenses and other current liabilities	77,621	84,881
Short term debt	28,295	21,975
Current maturity of long term debt	14,000	9,800
Current maturity of operating lease liabilities	22,000	-
Current maturity of finance lease obligations	1,074	1,816
Total current liabilities	$167,800	$145,358
Long term debt	148,726	152,100
Operating lease liabilities	51,400	-
Other non-current liabilities	14,279	11,907
Deferred tax liabilities, net	18,586	18,901
Total liabilities	$400,791	$328,266
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 38,452,111 and 37,446,323 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	$384	$374
Additional paid-in capital	275,284	267,317
Accumulated other comprehensive loss	(4,634)	(5,547)
Accumulated deficit	(38,067)	(31,127)
Equity attributable to Startek shareholders	$232,967	$231,017
Non-controlling interest	46,912	45,356
Total stockholders’ equity	$279,879	$276,373
Total liabilities and stockholders’ equity	$680,670	$604,639

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net loss	$(5,359)	$(8,954)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,631	10,749
Profit on sale of property, plant and equipment	(223)	-
Provision for doubtful accounts	1,169	412
Warrant contra revenue	730	-
Share-based compensation expense	781	-
Deferred income taxes	(1,224)	(1,203)
Share of profit of affiliates	(1,003)	(39)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,218)	2,934
Prepaid expenses and other assets	(7,677)	17,303
Accounts payable	(2,091)	(1,565)
Income taxes, net	(2,663)	(1,508)
Accrued and other liabilities	(1,280)	(14,985)
Net cash (used in) provided by operating activities	$(5,427)	$3,144

Investing Activities
Purchases of property, plant and equipment	(7,302)	(2,353)
Distributions received from associates	1,329	18
Net cash used in investing activities	$(5,973)	$(2,335)

Financing Activities
Proceeds from the issuance of common stock	6,466	-
Payments on long term debt	(4,200)	(1,400)
Proceeds from (payments on) other debt, net	10,513	(3,290)
Net cash provided by (used in) financing activities	$12,779	$(4,690)
Net increase (decrease) in cash and cash equivalents	1,379	(3,881)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(40)	(27)
Cash and cash equivalents and restricted cash at beginning of period	24,569	21,601
Cash and cash equivalents and restricted cash at end of period	$25,908	$17,693

Components of cash and cash equivalents and restricted cash
Balances with banks	15,452	10,986
Restricted cash	10,456	6,707
Total cash and cash equivalents and restricted cash	$25,908	$17,693

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Depreciation and amortization expense, Restructuring and other merger related cost, Share-based compensation expense and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EBITDA:
	Three Months Ended June		Six Months Ended June
	2019	2018	2019	2018
Net Loss	(2,202)	(3,774)	(5,359)	(8,954)
Income tax expense	730	234	1,113	565
Interest and other expense, net	3,350	5,166	8,166	10,509
Depreciation and amortization expense	7,328	4,724	14,631	10,749
Restructuring and other merger related cost	746	-	1,839	6,257
Share-based compensation expense	356	-	781	-
Warrant contra revenue	730	-	730	-
Adjusted EBITDA	$11,038	$6,350	$21,901	$19,126